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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 22, 2005
                Date of Report (Date of earliest event reported)


                                 ORAGENICS, INC.
             (Exact name of registrant as specified in its charter)


          Florida                      000-50614                  59-3410522
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                            13200 Progress Boulevard
                             Alachua, Florida 32615
           (Address of principal executive offices including zip code)


                                 (386) 418-4018
               Registrant's telephone number, including area code


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                                      None
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         (Former name or former address, if changed since last report.)
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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On November 20, 2005, Oragenics, Inc. ("the Company") entered into a Securities Purchase Agreement with a group of private accredited investors providing for the issuance of up to 3,000,000 shares of Company common stock at $0.40 per share and 3,000,000 warrants to purchase common stock at an exercise price of $0.60 per share. The warrants will be exercisable for two years and are callable by the Company if its common stock trades at or above $1.20 per share for a 30 consecutive day period. Also, pursuant to the terms of a Registration Rights Agreement dated November 20, 2005, the Company will be obligated to file a registration statement with the Securities and Exchange Commission covering the resale of shares of common stock purchased the private investors and the shares of common stock issuable upon exercise of the warrants. The private placement offering is being made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and closing is expected to occur on or before December 8, 2005.

      A copy of the November 21, 2005 press release announcing the financing agreement and the amendment to the Company's loan agreement with its bank is attached to this report as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

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Number             Description
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99.1               Press Release dated November 21, 2005
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                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 22nd day of November, 2005.


                           ORAGENICS, INC.
                           (Registrant)

                           BY:     /s/ Robert T. Zahradnik
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                                   Robert T. Zahradnik
                                   President and Chief Executive Officer